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                                                                 EXHIBIT 10.12



                        PERSONNEL GROUP OF AMERICA, INC.



                               BOARD OF DIRECTORS
                           DEFERRED COMPENSATION PLAN

                                  Plan Document


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                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ARTICLE I               PURPOSE OF PLAN
   1.1                  Purpose of Plan                                1

ARTICLE II              DEFINITIONS
   2.1                  Account                                        1
   2.2                  Beneficiary                                    1
   2.3                  Board                                          1
   2.4                  Change in Control                              1
   2.5                  Committee                                      2
   2.6                  Company                                        2
   2.7                  Compensation                                   2
   2.8                  Deferred Stock Unit                            2
   2.9                  Dividend Date                                  2
   2.10                 Effective Date                                 2
   2.11                 Eligible Director                              2
   2.12                 Fair Market Value Per Share                    2
   2.13                 Nonqualified Deferred Compensation             2
   2.14                 Participant                                    2
   2.15                 Participant Enrollment and Election Form       2
   2.16                 Plan                                           2
   2.17                 Plan Year                                      2

ARTICLE III             ELIGIBILITY AND PARTICIPATION
   3.1                  Eligibility Requirements                       3

ARTICLE IV              DEFERRAL OF COMPENSATION
   4.1                  Nonqualified Deferral Elections                3
   4.2                  Failure to Elect                               3

ARTICLE V               PLAN ACCOUNTS
   5.1                  Establishment of Accounts                      3

ARTICLE VI              ALLOCATION OF FUNDS
   6.1                  Account Earnings                               4
   6.2                  Interest Credit                                4
   6.3                  Deferred Stock Credit                          4


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                                TABLE OF CONTENTS
                                    (cont'd)

                                                                     Page
                                                                     ----

ARTICLE VII             PAYMENT OF BENEFITS
   7.1                  Payment of Benefits                            5
   7.2                  Beneficiary Designation                        5
   7.3                  Change in Control                              5

ARTICLE VIII            COMMITTEE
   8.1                  Membership of the Committee                    5
   8.2                  Duties of the Committee                        6

ARTICLE IX              ADMINISTRATION
   9.1                  Administrative Authority                       6
   9.2                  Uniformity of Discretionary Acts               7
   9.3                  Litigation                                     7
   9.4                  Payment of Administration Expenses             7
   9.5                  Liability of Committee, Indemnification        7
   9.6                  Expenses                                       7
   9.7                  Taxes                                          7

ARTICLE X               MISCELLANEOUS
   10.1                 Alienation of Benefits                         7
   10.2                 General Creditor Status                        7
   10.3                 Governing Law                                  8
   10.4                 Binding on Successors                          8
   10.5                 No Guarantee of Employment                     8
   10.6                 Construction                                   8

ARTICLE XI              AMENDMENT, TERMINATION, OR MERGER OF PLAN
   11.1                 Amendment                                      8
   11.2                 Termination                                    8
   11.3                 Notice of Amendment of Termination             8



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                                    ARTICLE I
                                 PURPOSE OF PLAN

1.1 Purpose of Plan. Personnel Group of America, Inc. ("PGA" or "the Company"), intends and desires by the adoption of this Deferred Compensation Plan ("the Plan") to recognize the value to the Company of the services rendered by Eligible Directors covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.


                                   ARTICLE II
                                   DEFINITIONS

2.1 Account. "Account" means those separate Accounts established and maintained by the Company under the Plan in the name of each Participant as required pursuant to the provisions of Article V.

2.2 Beneficiary. "Beneficiary" means the person or persons designated by a Participant to receive any benefits hereunder in the event of the death of the Participant, or in the absence of such a designated Beneficiary, the Participant's estate.

2.3    Board.  "Board" means the Board of Directors of the Company.

2.4 Change in Control. "Change in Control" means the occurrence of any of the following events: (i) any person or entity or two or more persons or entities acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, shares of PGA' s common stock, $0.01 par value (or other securities convertible into such common stock), representing 25% or more of the combined voting power of all outstanding shares of common stock; (ii) during any period of up to 24 consecutive months, commencing after the Effective Date of this Plan, individuals who at the beginning of such 24-month period were directors of PGA (together with any new director whose election by PGA's Board of Directors or whose nomination for election by PGA's shareholders was approved by a vote of at least two-thirds of the directors then still in office (or at least two-thirds of the members of any nominating committee of directors) who either were directors at the beginning of such period or whose election of nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PGA then in office; (iii) the Company is merged or consolidated with another corporation and, as a result of such merger of consolidation, outstanding securities representing less than 50% of the voting power of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of PGA other than affiliates, within the meaning of the Securities Exchange Act of 1934, as amended, of any party to such merger or consolidation; or (iv) the Company transfers all or substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of PGA. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

2.5 Committee. "Committee" means the Committee charged with managing and administrating the Plan and the individual Participant Enrollment and Election Forms in accordance with Articles



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       VIII and IX hereof.

2.6 Company. "Company" means Personnel Group of America, Inc., or any successor company as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

2.7 Compensation. "Compensation" means payment for services provided by an Eligible Director to the Company in the form of retainer fees, meeting fees, or other such fees, which would otherwise be paid in cash.

2.8 Deferred Stock Unit. "Deferred Stock Unit" means a phantom stock unit having value at any time equivalent to the Fair Market Value Per Share of the Company's common stock, $0.01 par value.

2.9 Dividend Date. "Dividend Date" means each date , if any, on which cash or other dividends are paid on the Company's common stock.

2.10 Effective Date. "Effective Date" means the date on which the Company adopts the Plan.

2.11 Eligible Director. "Eligible Director" means a person not employed by the Company, but who is a member of the Board and receives Compensation.

2.12 Fair Market Value Per Share. "Fair Market Value Per Share" means on any date the average of the closing sales prices per share for the Company's common stock, $0.01 par value, over the preceding twenty (20) days on which common stocks are traded on the New York Stock Exchange.

2.13 Nonqualified Deferred Compensation. "Nonqualified Deferred Compensation" means Compensation that is due to be earned and which would otherwise be paid to a Participant, which the Participant elects to defer under the Plan, and which is credited to an Account on behalf of a Participant.

2.14 Participant. "Participant" means any Eligible Director who is or may become (or whose beneficiaries may become) eligible to receive a benefit under the Plan by executing a valid Participant Enrollment and Election Form.

2.15 Participant Enrollment and Election Form. "Participant Enrollment and Election Form" means the form on which an Eligible Director elects, prior to the period in which services are to be performed, to defer Compensation hereunder.

2.16   Plan. "Plan" means the PGA Board of Directors Deferred Compensation Plan.

2.17   Plan Year.  "Plan Year" means the calendar year.


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                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 Eligibility Requirements. In order to be eligible for participation in the Plan, a Participant must be an Eligible Director. Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Director must execute a valid Participant Enrollment and Election Form in such manner as the Committee may require.


                                   ARTICLE IV
                            DEFERRAL OF COMPENSATION

4.1 Nonqualified Deferral Elections. A Participant may elect to defer all or any part of his Compensation during any Plan Year by use of a Participant Enrollment and Election Form submitted to the Committee no later than the last day of the last month immediately preceding such Plan Year. Once made, a deferral election for any Plan Year shall be irrevocable for such Plan Year.

       A Participant may change the amount of his deferred Compensation by delivering to the Committee prior to the beginning of any subsequent Plan Year a new Participant Enrollment and Election Form, with such change being first effective for Compensation to be earned in such subsequent Plan Year. Once made, an election shall continue until changed by a Participant on a new Participant Enrollment and Election Form delivered to the Committee.

4.2 Failure to Elect. A Participant failing to return a completed Participant Enrollment and Election Form to the Committee on or before the specified due date for any Plan Year shall be deemed to have elected not to defer receipt of his Compensation with respect to such Plan Year.


                                    ARTICLE V
                                  PLAN ACCOUNTS

5.1 Establishment of Accounts. There shall be established and maintained by the Company separate Accounts in the name of each Participant to which the Company shall credit the amount of Compensation deferred by the Participant under the Plan. For each Plan Year, the amount of Compensation credited to a Participant's Account shall equal the amount elected by the Participant on the Participant Enrollment and Election Form that is effective for that Plan Year. The Company shall credit the deferred amount of Compensation to the Participant's Account at the time the amount would otherwise have been paid.


                                   ARTICLE VI
                               ALLOCATION OF FUNDS

6.1 Account Earnings. Unless a Participant elects otherwise, each Account shall also be credited periodically with interest as set forth below.


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6.2    Interest Credit. Interest will be calculated during each Plan Year on the outstanding balance of each Account at a per annum rate equal to the prime rate as announced from time to time by NationsBank, N.A., adjusted monthly. Interest will be credited to each Account on the last day of each Plan Year.

6.3 Deferred Stock Credit. If a Participant elects otherwise, such Participant may allocate all or a portion of his Compensation into Deferred Stock Units, and the Company will credit his Account with that number of Deferred Stock Units equal to the deferred Compensation (or portion thereof) of such Participant, divided by the Fair Market Value Per Share on the date such Compensation would have otherwise been paid. The value of any Deferred Stock Units in a Participant's Account will fluctuate based on changes from time to time in the Fair Market Value Per Share.

       If at any time any Deferred Stock Units are maintained in a Participant's Account, there shall be credited to such Account additional Deferred Stock Units on each Dividend Date. The number of such additional Deferred Stock Units shall be determined by (i) multiplying the total number of Deferred Stock Units (including fractional Deferred Stock Units) in the Account immediately prior to the Dividend Date by the amount of the dividend per share to be payable on such Dividend Date and (ii) dividing the product by the Fair Market Value Per Share on the Dividend Date. In the case of dividends payable on the Company's common stock other than in cash, the amount of the dividend per share shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

       In the event of any change in the outstanding shares of common stock of the Company upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, or in the event any dividend is paid in common shares of Company stock or other property, the number of Deferred Stock Units credited to an Account shall be equitably adjusted in such manner as the Committee shall determine to be fair under the circumstances.


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                                   ARTICLE VII
                               PAYMENT OF BENEFITS

7.1 Payment of Benefits. All benefits payable under this Plan will be payable in cash. Except as otherwise provided herein, the benefits payable under this Plan on account of a Participant's termination of Board membership for any reason shall be paid to the Participant, or in the event of death, to the Participant's Beneficiary, in a cash lump sum no later than 60 days after termination of Board membership. To the extent that any Deferred Stock Units are in a Participant's Account at a time when benefits would otherwise be payable under this Plan, the cash benefit represented by such Deferred Stock Units shall be equal to the number of Deferred Stock Units in such Account multiplied by the Fair Market Value Per Share on the date of termination of Board membership or such other event requiring payment of benefits (including without limitation the occurrence of a Change in Control). The Participant may elect to receive 0 to 100 percent of any cash benefit payable under this Plan within 60 days after termination of Board membership and the remainder payable in equal annual installments over a five- year or 10-year period, together with interest on unpaid amounts at the rate set forth in Section 6.2. Such election shall be made on a Participant Enrollment and Election Form. An election to defer payment of some or all of the cash benefits payable under this Plan beyond termination of Board membership must be made at least three (3) months prior to termination of Board service to be valid.

7.2 Beneficiary Designation. Each Participant may, from time to time, by signing a form approved by the Committee, designate any legal or natural person or persons (who may be designated contingently or successively) to whom payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A Beneficiary designation form will be effective only after the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the Company shall pay the unpaid amounts to the legal representative of the estate of the last to die of the Participant and the Participant's designated Beneficiary.

7.3 Change in Control. In the event of a Change in Control, all benefits payable under this Plan shall be paid to the Participant as provided in
       Section 7.1 above within 60 days after the occurrence of such Change in Control.


                                  ARTICLE VIII
                                    COMMITTEE

8.1 Membership of the Committee. The Committee shall consist of at least three people designated and appointed from time to time by the Board. Any member of the Committee may resign by notice in writing and filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Board.

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8.2    Duties of the Committee. The Committee shall adopt, administer, construe, and interpret this Plan and shall determine the amount, if any, due a Participant (or his Beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.


                                   ARTICLE IX
                                 ADMINISTRATION

9.1 Administrative Authority. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all actions and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

       (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

       (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

       (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

       (d) Make determinations concerning the crediting and distribution of Plan Accounts.

       (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Committee shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. Further, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Committee, in which event any person notified by the Committee of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Committee until such third person shall have been notified of the revocation of such authority.

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9.2    Uniformity of Discretionary Acts. Whenever in the administration or operation of the Plan discretionary actions by the Committee are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken that will discriminate in favor of any particular person or group of persons.

9.3 Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

9.4 Payment of Administration Expenses. All reasonable expenses incurred in the administration and operation of the Plan, including any taxes payable by the Company in respect of the Plan, shall be paid by the Company.

9.5 Liability of Committee, Indemnification. To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to its own bad faith or willful misconduct.

9.6 Expenses. The cost of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by Company.

9.7 Taxes. All amounts payable hereunder shall be reduced by any and all Federal, state, and local taxes imposed upon a Participant or his Beneficiary, which are required to be paid or withheld by Company. Any determination by the Company regarding applicable income tax withholding requirements shall be final and binding on the Participant.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Alienation of Benefits. Benefits payable under this Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to alienate, sell or otherwise transfer or dispose of any interest shall be void.

10.2 General Creditor Status. Each Participant shall be regarded as a general creditor of the Company with respect to any rights derived by the Participant from the existence of this Plan or any benefits due him. No Participant shall have any rights as a shareholder of the Company as a result of participation in this Plan.

10.3 Governing Law. The provisions of this Plan and the rights of the parties hereunder shall be interpreted and construed in accordance with the laws of the state of North Carolina.

10.4 Binding On Successors. In the event that the Company is merged or consolidated with another entity or in the event that substantially all the assets of the Company are sold or transferred to another entity, the provisions of the Plan shall be binding upon and shall inure to the benefit of the continuing entity in such merger or consolidation or the entity to which such assets are sold or


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       transferred.

10.5 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant.

10.6 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Policy and not to any particular provisions or section. Whenever the words "Article" or "Section" are used in this Policy, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Policy unless otherwise specified.


                                   ARTICLE XI
                  AMENDMENT, TERMINATION OR MERGER OF THE PLAN

11.1 Amendment. The Committee reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of the Plan, provided that no modification or amendment shall be made that will affect adversely any right or obligation of any Participant with respect to a Participant's Account. Notwithstanding the foregoing, any modification or amendment of the Plan may be made, retroactively if necessary, which the Committee deems necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan. No amendment to this Plan shall decrease a Participant's Account balance.

11.2 Termination. The Company may terminate the Plan in whole or in part for any reason at any time. In the case of such termination or partial termination, distributions shall be made pursuant to the provisions of
       Article VII. The Company has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, but the Company shall be under no obligation to maintain the Plan for any given length of time and may, in its sole discretion, terminate the Plan at any time without any liability whatsoever.

11.3 Notice of Amendment or Termination. Notice of every such amendment or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant.



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                        PERSONNEL GROUP OF AMERICA, INC.


                               BOARD OF DIRECTORS
                           DEFERRED COMPENSATION PLAN

                    Participant Enrollment and Election Form



Please print in ink:



PARTICIPANT INFORMATION


Name:                      __________________________________________________

Social Security Number:    __________________________________________________

Address:                   __________________________________________________

Telephone Number:          __________________________________________________




Instructions: If this is the first election form executed by you upon becoming eligible to participate under the Plan, complete the form in full. If this is not the first election form executed by you, complete only the Section(s) you want changed from prior elections that are currently effective.

To the Benefits Committee (the "Committee") of the Personnel Group of America, Inc. ("PGA"), Board of Directors Deferred Compensation Plan (the "Plan"). I hereby make the following elections, effective January 1, ________, for the Plan Year ending December 31, ______.


                                    ARTICLE I
                                 PLAN ELECTIONS

 In accordance with Article IV of the Plan, I enter into this Agreement with PGA for the Plan Year referenced above:

Deferral Amount. I irrevocably elect to defer _________ percent (the "Percentage") of my Compensation.

Frequency. PGA will hold the Percentage back from each payment of Compensation made to me.

Interest or Deferred Stock Units. Of my deferred Compensation, PGA will credit ____ percent of the sum of money represented by the Percentage to the interest-bearing portion of my Account and _____ percent to Deferred Stock Units.


                                   ARTICLE II
                               DEFERRAL ELECTIONS


In executing this Agreement, I understand:

1. PGA will credit to my Account the Percentage of Compensation deferred under my Plan Election as indicated above.

2. PGA will credit the deferred amounts to my Account at the time such amounts would otherwise have been payable to me.

3. Amounts deferred will not be subject to federal or state income tax until distributed from the Plan.

4. My Plan Election will be irrevocable with respect to the Plan Year for which the election is made.

5. To modify my Plan Election, I must file a new Plan Election with the Committee prior to the beginning of any subsequent Plan Year, with such modifications being first effective for Compensation to be paid in that subsequent Plan Year.

6. I may receive a distribution from my Account only as permitted by Article VII of the Plan.


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                                   ARTICLE III
                        PAYMENT OF CASH BENEFIT ELECTION

In accordance with Article VII of the Plan, I elect to receive ________ (0 to 100) percent of any cash balance in my Account upon termination of board membership.

I elect to receive any remaining cash benefit in equal annual installments, plus interest as specified in the Plan, over a period of (please check preference below):

                               [ ] five years; or
                               [ ] 10 years.


                                   ARTICLE IV
                           DESIGNATION OF BENEFICIARY


I hereby designate __________________________________

(S.S. # ___________________) as my Beneficiary under the Plan.




------------------------------             ------------------------------------
[Date]                                     Participant's Signature

                                           ------------------------------------
                                           Participant's Name (Print)


Accepted By:
                                           ------------------------------------
                                           Personnel Group of America, Inc.

------------------------------
[Date]


Please return a copy of this form to the Committee.